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_    _        CERTIFICATE OF OWNERSHIP AND MERGER
                            MERGING
                   ASSOCIATED HOLDINGS, INC.
                              INTO
                     UNITED STATIONERS INC.

            (PURSUANT TO SECTION 253 OF THE GENERAL
           CORPORATION LAW OF THE STATE OF DELAWARE)

     Associated Holdings, Inc., a corporation incorporated on the 30th day of January, 1992, pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Corporation owns at least ninety percent (90%) of the outstanding Common Stock, $0.10 par value, of United Stationers Inc., a corporation incorporated on the 18th day of August, 1981, pursuant to the General Corporation Law of the State of Delaware ("USI"), having no other class of stock outstanding other than said Common Stock, and that the Corporation by the following resolutions of its Board of Directors, duly adopted by unanimous written consent of the members thereof to be effective as of March 30, 1995, determined to merge itself into said USI:

     WHEREAS, the Corporation is the legal and beneficial owner of at least ninety percent (90%) of the outstanding shares of Common Stock, $0.10 par value per share ("Common Stock"), of USI;
and

     WHEREAS, said Common Stock is the only issued and outstanding class of stock of USI; and

     WHEREAS, this Corporation desires to merge itself into USI pursuant to the provisions of Section 253 of the General
Corporation Law of the State of Delaware (the "DGCL");

     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of an appropriate Certificate of Ownership and Merger embodying these resolutions with the Secretary of State of Delaware, the Corporation merge and it hereby does merge itself into USI, which will assume all of the liabilities and obligations of the Corporation;

     FURTHER RESOLVED, that the terms and conditions of the merger are as follows: Upon the proposed merger becoming effective (the "Effective Time"), each share of Common Stock (other than shares of Common Stock held by the Corporation or any of its subsidiaries or affiliates immediately prior to the Effective Time ("Corporation-owned Shares") and shares of Common Stock then held in the treasury of USI or any of its subsidiaries ("Treasury Shares")) shall remain outstanding and be unaffected by the Merger. Each Corporation-owned Share and each Treasury Share shall be cancelled and retired and cease to exist without any payment therefor. Each share of Class A Common Stock, $0.01 par value, of the Corporation outstanding immediately prior to the Effective Time shall be converted into 3.446286301 shares of Common Stock, certificates for which shall be issued to the stockholders of the Corporation upon surrender to USI of such stockholder's certificates formerly representing such shares of Class A Common Stock of the Corporation. Each share (and fraction thereof) of Class A Preferred Stock, $0.01 par value, of the Corporation (the "Class A Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series A Preferred Stock, $0.01 par value, of USI (the "USI Series A Preferred Stock"); each share (and fraction thereof) of Class B Preferred Stock, $0.01 par value, of the Corporation (the "Class B Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series B Preferred Stock, $0.01 par value, of USI (the "USI Series B Preferred Stock"); and each share (and fraction thereof) of Class C Preferred Stock, $
0.01 par value, of the Corporation (the "Class C Preferred Stock" and, together with the Class A Preferred Stock and the Class B Preferred Stock, the "Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series C Preferred Stock, $0.01 par value, of USI (the "USI Series C Preferred Stock"). At the Effective Time, all shares of Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares of Preferred Stock shall thereafter represent the right to receive the shares of USI Series A Preferred Stock, USI Series B Preferred Stock or USI Series C Preferred Stock, as the case may be, into which such Preferred Stock has been converted;

     FURTHER RESOLVED, that the proposed merger be submitted to the stockholders of the Corporation and that upon receiving the required consent of such stockholders, the proposed merger shall be approved;

     FURTHER RESOLVED, that USI, as the surviving corporation in the merger, shall notify each stockholder of record of said USI within ten days after the effective date of the merger that the merger has become effective;

     FURTHER RESOLVED, that pursuant to Section 1.1 of that certain Agreement and Plan of Merger, dated as of February 13, 1995, between the Corporation and USI, and in accordance with
Section 153(c) of the DGCL, the Restated Certificate of Incorporation (the "Certificate of Incorporation") of USI is automatically amended, to be effective as of the Effective Time, as follows:

          Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto;

          Article EIGHTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto; and

          Article NINTH of the Certificate of Incorporation is hereby amended and restated in its entirety to read as set forth in Exhibit C hereto;

     FURTHER RESOLVED, that the Chairman of the Board, the President or any Vice President of the Corporation be, and each hereby is, authorized to make and execute, and the Secretary or any Assistant Secretary be, and each hereby is, authorized to attest, a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the merger of the Corporation into USI, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of Recorder of Deeds of New Castle County, Delaware, and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect said merger; and

     FURTHER RESOLVED, that the merger has been approved by the holder of all of the outstanding stock of the Corporation entitled to vote thereon by unanimous written consent without a meeting in accordance with Section 228 of the DGCL.


    [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Chairman and attested by its Assistant Secretary, this 30th day of March, 1995.

                              ASSOCIATED HOLDINGS, INC.



                              By: /s/ THOMAS W. STURGESS
                                      Thomas W. Sturgess
                                      Chairman of the Board and
                                      Chief Executive Officer

ATTEST:


By: /s/ GARY G. MILLER
     Gary G. Miller
     Secretary

                                                        EXHIBIT A

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 46,500,000 shares, consisting of (a) 1,500,000 shares of a class designated as Preferred Stock, par value $.01 per share (the "Preferred Stock"), (b) 40,000,000 shares of a class designated as Common Stock, par value $.10 per share (the "Common Stock"), and (c) 5,000,000 shares of a class designated as Nonvoting Common Stock, par value $.01 per share (the "Nonvoting Common Stock").

     The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred
Stock, Common Stock and Nonvoting Common Stock are as follows:

     1.        Provisions Relating to the Preferred Stock.

          (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

          (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

               (i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

               (iii)          the number of shares to constitute
the class or series and the designations thereof;

               (v)       the preferences, and relative,
participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

               (vii) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                    (viii) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

               (x) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

               (xii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (xiv) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

               (xvi)          such other special rights and
protective provisions with respect to any class or series as may to the board of directors of the Corporation seem advisable.

          (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

     2.        Provisions Relating to the Common Stock and Nonvoting
          Common Stock.

          (a) Identical Rights. Except as otherwise provided in this ARTICLE FOURTH, all shares of Common Stock and Nonvoting Common
Stock shall be identical and shall entitle the holder thereof to the same rights and privileges.

          (b) Dividends. From and after the date of issuance, the holders of outstanding shares of Common Stock and Nonvoting
Common Stock shall be entitled to receive dividends on the shares of Common Stock and Nonvoting Common Stock when, as, and if declared by the Board of Directors, out of funds legally available for such purpose. All holders of shares of Common
Stock and Nonvoting Common Stock shall share ratably, in accordance with the numbers of shares held by each such holder, in all dividends or distributions on shares of Common Stock payable in cash, in property or in securities of the Corporation (other than shares of Common stock). All dividends or distributions declared on shares of Common Stock and Nonvoting
Common Stock which are payable in shares of Common Stock or Nonvoting Common Stock shall be declared on both classes of shares at the same rate, provided that any such dividend or distribution shall be payable in shares of the class of Common
Stock or Nonvoting Common Stock held by the stockholder to whom the dividend or distribution is payable.

          (c) Stock Splits, Etc. The Corporation shall not in any manner subdivide (by stock split, stock dividend, or otherwise), or combine (by reverse stock split, or otherwise) the outstanding shares of Common Stock or Nonvoting Common Stock unless the outstanding shares of the other class shall be proportionately subdivided or combined. No reclassification or any other adjustment or modification of the rights or preferences shall be effected (including without limitation pursuant to a merger, consolidation or liquidation involving the Corporation) with respect to either the Common Stock or the Nonvoting Common Stock unless both the Common Stock and Nonvoting Common Stock are reclassified or the rights or preferences are adjusted or modified in exactly the same manner and at the same time. In this regard, and without limiting the generality of the foregoing, in the case of any consolidation or merger of the Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock), or in case of any sale or transfer of all or substantially all the assets of the Corporation, or the reclassification of the Common Stock into any other form of capital stock of the Corporation, whether in whole or in part, each share of Nonvoting Common Stock shall, after such consolidation, merger, sale, or transfer or reclassification, be converted into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, sale, or transfer or reclassification if such holder had held such Common Stock issuable upon the conversion of such share of Nonvoting Common Stock immediately prior to such consolidation, merger, sale, or transfer or reclassification; provided, however, that no such shares of stock or other securities into which shares of Nonvoting Common Stock are so converted shall have any voting rights whatsoever.

          (d) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of shares of Common Stock and Nonvoting
Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each such holder, in all of the assets of the Corporation available for distribution to the holders of shares of Common Stock.

          (e) Voting Rights. Except as otherwise provided herein or by law, the entire voting power of the Corporation shall be vested in the holders of shares of Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder; provided that, without the consent of the holders of record of at least
51% of Nonvoting Common Stock at the time outstanding (assuming, for the purposes of this provision, that the holders of rights to acquire shares of Nonvoting Common Stock shall be deemed to be the holders of the shares of Nonvoting Common Stock which are at the time issuable upon the full exercise thereof whether or not such holders are then entitled to exercise such rights pursuant to the terms thereof), given in writing or by the vote at any regular or special meeting of stockholders of the Corporation, the Corporation shall not:

                    (i) amend, alter, modify, or repeal any provision of this Certificate of Incorporation or the By-Laws of the Corporation in any manner which adversely affects the relative rights, preferences, qualifications, powers, limitations or restrictions of the Nonvoting Common Stock, or amend, alter, modify, or repeal this Section 2(e);

               (ii) increase or decrease the authorized number of shares of any class of capital stock of the Corporation or authorize, issue, or otherwise create securities convertible into or exercisable for any shares of capital stock of the Corporation other than the shares of Common Stock and Nonvoting Common Stock authorized hereunder and the shares of Series A, Series B, and Series C Preferred Stock designated in that certain Certificate of the Powers, Designations, Preferences, and Rights of the Series A Preferred Stock, Series B Preferred Stock and Series C
     Preferred Stock dated _________ __, 1995;

               (iii) voluntarily effect an exchange or reclassification of shares of Nonvoting Common Stock into shares of another class of capital stock of the Corporation; or

               (iv) effect a merger or consolidation of the Corporation with another corporation, unless the certificate or articles of incorporation of the surviving corporation shall provide that the shares of the capital stock of such surviving corporation into which the shares of Nonvoting Stock hereunder shall be converted shall have the identical rights and privileges as the shares of capital stock of such surviving corporation into which the shares of Common Stock hereunder shall be converted, other than the voting rights in this Section 2(e) and the conversion and other rights in Section 3 below which shall not be adversely affected by such merger or consolidation.

          3.     Conversion.

          (a) Right to Conversion. Subject to and upon compliance with the provisions of this Section 3, any holder of shares of Nonvoting Common Stock shall be entitled at any time and from time to time to convert each share of Nonvoting Common Stock held by such holder into a share of Common Stock at the conversion rate of one share of Common Stock for one share of Nonvoting
Common Stock.

          (b) Procedure. The conversion of any shares of Nonvoting Common Stock into shares of Common Stock shall be effected by the holder of the shares of Nonvoting Common Stock to be converted surrendering the certificate therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the shares of Common Stock or at such other place as the Corporation is willing to accept such surrender accompanied by written notice to the Corporation at such office or other place that it elects to so convert and stating the number of shares of Nonvoting Common
Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office or other place to such holder a certificate or certificates for the number of shares of Common
Stock to which such holder is entitled, registered in the name of such holder or a designee of such holder as specified in such notice. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the shares to be converted in accordance with the procedure set forth in the first sentence of this Section 3(b), and the Person entitled to receive the shares issuable upon such conversion shall be treated for all purposes as having become the record holder of such shares at such time. In the event of the conversion of less than all of the shares of Nonvoting Common Stock into shares of Common
Stock evidenced by the certificate so surrendered, the Corporation shall execute and deliver to or upon the written order of such holder, without charge to such holder, a new certificate evidencing the shares of Nonvoting Common Stock not converted.

          (c) Reservation. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, or any shares of Common Stock held in its treasury, solely for the purpose of issue upon conversion of the shares of Nonvoting Common Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Nonvoting Common Stock.
The shares of Common Stock so issuable shall when so issued be duly and validly issued, fully paid, and nonassessable.

          (d) Certain Legal Requirements. No person subject to the provisions of Regulation Y shall, and no such Person shall permit any of its Bank Holding Company Affiliates to, convert any shares of Nonvoting Common Stock held by it into shares of Common Stock, if after giving effect to such conversion, (i) such Person and its Bank Holding Company Affiliates would own more than 5% of the total issued and outstanding shares of Common Stock or (ii) such Person would Control the Corporation (and, for purposes of this clause (ii), a reasoned opinion of counsel to such Person (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such Person does not control the Corporation shall be conclusive).


     4.        Definitions.

          As used in this ARTICLE FOURTH, the terms indicated below shall have the following respective meanings:

          "Bank Holding Company Affiliate" shall mean, with respect to any Person subject to the provisions of Regulation Y,
(i) if such Person is a bank holding company, any company directly or indirectly controlled by such bank holding company, and (ii) otherwise, the bank holding company that controls such Person and any company (other than such Person) directly or indirectly controlled by such bank holding company.

          "Control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Person" means an individual, partnership, association, joint venture, corporation, business, trust, estate, unincorporated organization, or government or any department, agency or subdivision thereof.

          "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R.
 225) or any successor regulation.

                                                        EXHIBIT B

     EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as here inafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, ventu rer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may here after be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article EIGHTH is in effect. Any repeal or amendment of this Article EIGHTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article EIGHTH. Such right shall include the right to be paid by the Corporation expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permis sible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnifi cation or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal repre sentatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or direc tors, agreement, or otherwise.

     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     Without limiting the generality of the foregoing, to the extent permitted by then applicable law, the grant of mandatory indemnification pursuant to this Article EIGHTH shall extend to proceedings involving the negligence of such person.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceed ing.
                                                        EXHIBIT C

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for mone tary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyal ty to the Corporation or its stockholders, (ii) for acts or omis sions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Dela ware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.